Exhibit 99.1

VINCE HOLDING CORP. SUCCESSFULLY COMPLETES REFINANCING OF ABL CREDIT FACILITY

New ABL Credit Facility Increases Capacity and Extends Maturity

NEW YORK, New York – June 26, 2023 – Vince Holding Corp. (NYSE: VNCE) (“VNCE” or the “Company”), a global contemporary retailer, today announced that it has entered into a new five-year credit agreement for an $85 million senior secured asset-based revolving credit facility (“ABL Credit Facility”) expected to mature in June 2028. The new ABL Credit Facility was entered into with Bank of America, N.A acting as administrative agent and replaces the Company's previous $70 million senior secured asset-based revolving credit facility set to mature in June 2024, which was repaid in full and terminated.

Jack Schwefel, Chief Executive Officer of VNCE said, “Following the close of our transaction with Authentic Brands Group, we have taken swift and significant actions to strengthen our balance sheet and increase our overall liquidity position. With this most recent refinancing of our ABL Credit Facility we have meaningfully increased our financial flexibility to execute on our objectives which we believe will enhance shareholder returns and position the Company for long-term success.”

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 49 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain the license agreement with ABG Vince; ABG Vince’s expansion of the Vince brand into other categories and territories; ABG Vince’s approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com